Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Arotech Corporation
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2017, relating to the consolidated financial statements and the effectiveness of Arotech Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

                 /s/ BDO USA, LLP
BDO USA, LLP

Grand Rapids, Michigan
January 8, 2018